EXHIBIT 6


                                CSW CREDIT, INC.
                        ALLOWED RETURNS ON COMMON EQUITY
                      THREE MONTHS ENDED DECEMBER 31, 1997




                                                                    ALLOWED
                                                                    RETURN


CPL
   - RETAIL                                                          11.400%
   - WHOLESALE                                                       12.220%

PSO
   - RETAIL                                                          11.000%
   - WHOLESALE                                                       12.220%

SWEPCO
   - ARKANSAS                                                        14.600%
   - LOUISIANA                                                       14.500%
   - TEXAS                                                           15.700%
   - WHOLESALE                                                       12.220%

WTU
   - RETAIL                                                          11.375%
   - WHOLESALE                                                       12.220%